Exhibit (5)(i)

DATA

PART A — This part lists your personal data.

Owner:	[JOHN DOE]	Age: [60]	Sex: [Male]

[Available only under NQ Contracts]
[Joint Owner:]	[JANE DOE]	Age: [55]	Sex: [Female]

Annuitant:	[JOHN DOE]	Age: [60]	Sex: [Male]

[Applicable for NQ Contracts]

[Joint Annuitant:]	[JANE DOE] Age: [55]	Sex: [Female]

[Applicable to Inherited IRA/Roth IRA Contracts]

[Owner:]	[JOHN DOE JR. as beneficiary of JOHN DOE SR’s. [Roth] IRA]
[If the Owner is a trust, then the Annuitant must be the oldest beneficiary of the trust.]

[If the Owner is the sole spousal beneficiary under the deceased Owner’s [Roth] IRA then the following designation will appear after the Owner’s name:]
[“Special Surviving Spouse”]

[Deceased Owner of Original [Roth] IRA:]	[John Doe, Sr.]
[Date of Death of Original [Roth] IRA Owner:]	[xx/xx/xx]

[Applicable to Non-Spousal Beneficiary Continuation Option Tax-Qualified Retirement Plan Funds Direct Rollover to Traditional IRA Contracts]

[Owner:]	[JOHN DOE JR. as beneficiary of JOHN DOE SR’s. Applicable Plan]
[If the Owner is a trust, then the Annuitant must be the oldest beneficiary of the trust.]

[Deceased Participant of Original Applicable Plan:]	[John Doe, Sr.]
[Date of Death of Deceased Participant of Original Applicable Plan:]	[xx/xx/xx]

[Applicable to Qualified Plan Contracts]

[Employer:]	[ABC Company]
[Plan:]	[ABC Company Plan]

Beneficiary:	[JANE DOE]

Contract Number:	[00000]

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Endorsement(s) Attached:

[Market Segment Endorsement(s)]

[Endorsement Applicable to Non-Qualified Contracts

Endorsement Applicable to Defined Contribution Qualified Plan Contracts

Endorsement Applicable to Defined Benefit Qualified Plan Contracts

Endorsement Applicable to Traditional IRA Contracts

Endorsement Applicable to Roth IRA Contracts

Inherited Traditional IRA Beneficiary Continuation Option (BCO) Endorsement

Inherited Roth IRA Beneficiary Continuation Option (BCO) Endorsement

Endorsement Applicable to Non-Qualified [Income Edge] Payment Plan]

Issue Date:	[January 1, 2013]
Contract Date:	[January 1, 2013]
[Maturity Date:	[January 1, 2048]

Your Annuity Commencement Date under a traditional annuity payout as described in Part VII of your Contract may not be prior to thirteen months from the Contract Date nor may your Maturity Date be later than the Contract Date Anniversary which follows the Annuitant’s [95th] birthday. (see Section 7.02) The Maturity Date is based on the Annuitant’s date of birth and will not change under the Contract except as described in Section 7.02 [and the next paragraph]. If there is a successor Annuitant named under the Contract, the Maturity Date will not change and will continue to be based on the original Annuitant’s date of birth.

[Applicable to IRA Contract Owners only]

[If you die and your spouse elects to continue this Contract (“Spousal Continuation”), your spouse then becomes the Annuitant under the Contract and his/her date of birth will determine the Maturity Date.]

[Applicable to NQ Contract Owners only]

[If you die and your spouse elects to continue this Contract (“Spousal Continuation”), if you were also the sole Annuitant under the Contract, your spouse then becomes the Annuitant under the Contract and his/her date of birth will determine the Maturity Date. However, if your age did not originally determine the Maturity Date under the Contract, your spouse may elect to become the Annuitant, superseding any named Annuitant and your spouse’s date of birth will determine the Maturity Date.]

[For NQ Contracts with Joint Annuitants] [For Contracts with Joint Annuitants, the age of the older Annuitant determines the Maturity Date.]

You may request in writing to us an Annuity Commencement Date earlier than the Maturity Date shown above. Such request must be received by the Processing Office at least [60] days prior to the Annuity Commencement Date you request.]

[Applicable to Inherited Traditional IRA/Roth IRA including Non-Spousal Applicable Plan Beneficiary Owned (also referred to as “Non-Spousal QP to Inherited IRA BCO”) Contracts]

[BCO Distribution Commencement Date:	[xx/xx/xx]]

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PART B — This part describes certain provisions of your Contract.

Initial Contribution Received:	[$	105,000.00	]

Variable Investment Options (See Section 2.01 of the Contract)

Set forth below are the initial Variable Investment Options available. Your initial allocation is shown. [You may not allocate amounts to more than [168] Variable Investment Options at any time.]

Variable Investment Options	Amount Allocated
[Charter Fixed Income
Charter Conservative	[$	52,500	]
Charter Moderate
Charter Moderate Growth	[$	52,500	]
Charter Growth
Charter Aggressive Growth
Charter Equity

Charter International Conservative
Charter International Moderate
Charter International Growth

Charter Income Strategies
Charter Interest Rate Strategies
Charter Real Assets

Charter Alternative 100 Conservative
Charter Alternative 100 Moderate
Charter Alternative 100 Growth

AXA Moderate Allocation
AXA Moderate-Plus Allocation
AXA Aggressive Allocation

7Twelve Balanced Portfolio
American Funds Insurance Series® Asset Allocation FundSM
BlackRock Global Allocation V.I.
EQ/AllianceBernstein Dynamic Wealth Strategies
First Trust/Dow Jones Dividend & Income Allocation

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Franklin Income Securities

Franklin Templeton VIP Founding Funds Allocation
Invesco V.I. Balanced-Risk Allocation Fund
Ivy Funds VIP Asset Strategy
Janus Aspen Balanced Portfolio
PIMCO VIT Global Multi-Asset Portfolio
SEI Conservative Strategy Fund
SEI Moderate Strategy Fund
SEI Core Market Strategy Fund
SEI Market Growth Strategy Fund
SEI Aggressive Strategy Fund

All Asset Aggressive - Alt 25
All Asset Aggressive - Alt 50
All Asset Aggressive - Alt 75

AXA Smart Beta
EQ/GAMCO Mergers and Acquisitions
Guggenheim VT Managed Futures Strategy
INTECH Low Volatility Stock
Low Volatility ETFs
Palisades Convertible Bond
Putnam VT Absolute Return 500 Fund

Energy ETFs
EQ/Natural Resources PLUS
Ivy Funds VIP Energy
PIMCO CommodityRealReturn® Strategy
Van Eck VIP Global Hard Assets

EQ/Real Estate PLUS
Invesco V.I. Global Real Estate

Invesco V.I. Global Health Care Fund
Ivy Funds VIP Science and Technology
MFS® Utilities Series
Multimanager Technology
T. Rowe Price Health Sciences Portfolio

EQ/BlackRock Basic Value Equity
EQ/Boston Advisors Equity Income

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EQ/Large Cap Value Index
MFS® Value Series
Mutual Shares Securities
T. Rowe Price Equity-Income Portfolio II

American Funds Insurance Series® Growth-Income FundSM
EQ/Common Stock Index
EQ/Equity 500 Index
Fidelity® VIP Contrafund®
Franklin Rising Dividends Securities
MFS® Investors Trust Series
MFS® Research Series

EQ/Calvert Socially Responsible
EQ/Large Cap Growth Index
EQ/Montag & Caldwell Growth
EQ/T. Rowe Price Growth Stock
JPMorgan Intrepid Growth

American Century VP Mid Cap Value

EQ/Mid Cap Index

EQ/Morgan Stanley Mid Cap Growth
Federated Kaufmann II Svc
Fidelity® VIP Mid Cap
JPMorgan Insurance Trust Diversified Mid Cap Growth

EQ/GAMCO Small Company Value
Multimanager Small Cap Value

EQ/Small Company Index
Invesco V.I. Small Cap Equity

EQ/AllianceBernstein Small Cap Growth
Ivy Funds VIP Micro Cap Growth
Multimanager Small Cap Growth

American Funds Insurance Series® International Growth and Income FundSM
EQ/International Equity Index
EQ/MFS International Growth
Invesco V.I. International Growth
JPMorgan Insurance Trust International Equity
MFS® International Value Portfolio

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American Funds Insurance Series® New World Fund®
Delaware VIP® Emerging Markets Series
EQ/Emerging Market PLUS
Lazard Retirement Emerging Markets Equity Portfolio

American Funds Insurance Series® Global Growth FundSM
American Funds Insurance Series® Global Small Capitalization FundSM
BlackRock Global Opportunities V.l. Fund
EQ/Oppenheimer Global
EQ/Templeton Global Equity
First Trust Global Dividend Target 15

Delaware VIP® Diversified Income Series
Eaton Vance VT Floating-Rate Income Fund
EQ/Core Bond Index
EQ/Intermediate Government Bond
Fidelity® VIP Strategic Income Portfolio
Janus Aspen Flexible Bond Portfolio
Lord Abbett Bond Debenture (VC)

Delaware VIP® Limited-Term Diversified Income Series
EQ/AllianceBernstein Short Duration Government Bond
EQ/PIMCO Ultra Short Bond

American Century VP Inflation Protection Fund
EQ/PIMCO Global Real Return
PIMCO VIT Total Return Portfolio

EQ/High Yield Bond
Federated High Income Bond II Svc
Invesco V.I. High Yield

AXA IM Global Total Return
PIMCO VIT Emerging Markets Bond Portfolio
PIMCO VIT Global Bond Portfolio (Unhedged)
Templeton Global Bond Securities
Van Eck VIP Unconstrained Emerging Markets Bond Fund
EQ/Money Market
EQ/Money Market DCA]

[An asterisk (either *, ** or ***), identifies Variable Investment Options to which certain charges under Part C apply.]

Total (Amount Allocated to Variable Investment Options):	[$	105,000.00	]

The Variable Investment Options shown above are Variable Investment Options of our Separate Account No. [70].

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Contributions and Allocations (See Sections 3.01 and 3.02 of the Contract):

Contribution Limits and Requirements:	Initial Contribution minimum: [$25,000]

Subsequent Contribution minimum: [$500] Subsequent Contributions can be made until the older of the original Annuitant and Owner attain age [86] or if later, the first Contract Date Anniversary.

[For Contracts issued in the [QP-DB]/[QP-DC] market segment only, the following text will appear in lieu of the previous paragraph] [We reserve the right to limit aggregate Contributions made each Contract Year after the first Contract Year to 100% of the first Contract Year Contributions. We may refuse to accept any Contribution if the sum of all Contributions under your Contract would then total more than 80% of the present value of the Annuitant’s accrued benefit. The only Contributions we will accept are: (i) transfers from another [QP-DB]/[QP-DC] Plan and (ii) amounts attributable to a change of investment vehicles in the Plan.]

We may discontinue acceptance of Contributions under the Contract upon [45 days] advance written notice to you. Any change in limitations or discontinuation of Contributions will be implemented to manage the financial risk to the Company in the event market and/or economic conditions decline.

[Cumulative Contribution Limit]

[We may refuse to accept any Contribution if the sum of all Contributions under all [“Investment Edge”] Series Contracts with the same Annuitant or Owner would then total more than [$1,500,000]. [We may refuse to accept any Contribution if the sum of all Contributions under all [“Investment Edge”, “Accumulator” and “Retirement Cornerstone”] Series Contracts with the same Annuitant or Owner would then total more than [$2,500,000].]

We may refuse to accept any Contribution if the source of such Contribution is an existing AXA Equitable Contract.

Transfer Rules (see Section 4.02 of the Contract): Transfer requests must be in writing and delivered by U.S. mail to our Processing Office unless we accept an alternative form of communication (such as internet, fax or automated telephone). The use of alternative forms of communication is subject to our rules then in effect for each such service. We may provide information about our rules and the use of communications services in the Contract prospectus, prospectus supplements or other notifications, as mailed to your last known address in our records from time to time. Any alternative form of communication that we make available may be changed or discontinued at any time. Communications services may be restricted or denied if we determine that you used such services for market timing or other trading strategies that may disrupt operation of a Variable Investment Option or have a detrimental effect on the unit value of any Variable Investment Option.

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We reserve the right to:

a)	[limit transfers among or to the Variable Investment Options to no more than once every 30 days,

b)	require a minimum time period between each transfer into or out of one or more specified Variable Investment Options,

c)	establish a maximum dollar amount that may be transferred by an Owner on any Transaction Date among Variable Investment Options,

d)	reject transfer requests from a person acting on behalf of multiple Contract Owners unless pursuant to a trading authorization agreement that we have accepted,

e)	restrict or prohibit transfers in connection with execution of Investment Fund instructions to restrict or prohibit purchases or redemptions of fund shares or to collect a redemption fee on transfers involving fund shares,

f)	impose conditions or limitations on transfer rights, restrict transfers or refuse any particular transfer if we are concerned that market timing, excessive trading or other trading strategies may disrupt operation of a Variable Investment Option or may have a detrimental effect on the unit value of any Variable Investment Option or determine that you have engaged in any such strategy.]

Withdrawals (see Section 5.01 of the Contract): Lump Sum Withdrawals: The Lump Sum Withdrawal minimum amount is [$300]. [Applicable to QP-DB and QP-DC market segments only:] [Amounts withdrawn to pay Third Party Administrator (TPA) fees are not subject to this minimum withdrawal amount.]

Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Variable Investment Options. If there is insufficient value or no value in the Variable Investment Options, any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Account for Dollar Cost Averaging.

[The following text is applicable to Traditional IRA Contracts]

[Automatic Required Minimum Distribution Withdrawals: The Automatic Required Minimum Distribution Withdrawal minimum initial amount is [$250]. See Endorsement Applicable to Traditional IRA Contracts].

[The following text is applicable to NQ and IRA Contracts]

[Amounts withdrawn to pay a Third Party Investment Advisor (TPIA) or a Registered Investment Advisor (RIA) fees are limited to [2%] of the AAV on the [first] Business Day of your Contract Year [or Annuity Payout Year, if applicable] and are not subject to this minimum withdrawal amount. You may elect to make such withdrawals on a [quarterly, semi-annual or annual] basis.]

Contract Termination (see Section 5.02 of the Contract):

Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Contract). A request for more than 90% of the Cash Value will be considered a request to withdraw 100% of the Cash Value and this Contract will terminate.

If a withdrawal is made that would result in a Cash Value less than [$500], we will so advise you and have the right to pay you such Value. In that case, this Contract will terminate.

This Contract (including any attached Endorsements) will terminate if there is no Annuity Account Value.

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[The following text will not appear for Inherited Traditional/Roth IRA BCO and Non-Spousal Applicable Plan Beneficiary Owned Contracts]

Annuity Benefit Forms - (Normal Form of Annuity Benefit) (see Section 7.04 of the Contract):

Life Annuity 10 Year Period Certain For annuity commencement date ages 80 and greater the “Period Certain” is as follows:

Annuitization Age	Length of Period Certain
Up to age 80	10
81	9
82	8
83	7
84	6
85	5
86	4
87	3
88	2
89	1
90 through 95	0

[The following text will not appear for Inherited Traditional/Roth IRA BCO and Non-Spousal Applicable Plan Beneficiary Owned Contracts]

[Amount of Annuity Benefit (see Section 7.05 of the Contract):

The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any annuity certain (an annuity form which does not guarantee payments for a person’s lifetime) except that, if the period certain is more than five years, the amount applied will be no less than 95% if available, of the Annuity Account Value.]

Conditions for Payment - (Interest Rate to be Applied in Adjusting for Misstatement of Age or Sex) (see Section 7.06 of the Contract):

[6%] per year

Conditions for Payment - (Minimum Amount to be Applied to an Annuity) (see Section 7.06 of the Contract): [$2,000], as well as minimum of [$20] for initial monthly annuity payment.

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PART C – This part describes certain charges in your Contract.

Administrative and Other Charges Deducted from Annuity Account Value (see Section 8.02 of the Contract):

Annual Administrative Charge:

There is no Annual Administrative Charge if you have elected to receive all Contract related documents by electronic delivery. If you have not provided such authorization, an Annual Administrative Charge of [$50] will apply beginning on your [second] Contract Date Anniversary.

This charge, if applicable, will be deducted from your Annuity Account Value in the Variable Investment Options on a pro rata basis. If there is insufficient value or no value in the Variable Investment Options, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the Dollar Cost Averaging program.

Transfer Charges (see Section 8.03 of the Contract):

Currently, the number of free transfers is [unlimited], subject to the terms of Sections 5.01 and 8.04. However, we reserve the right to limit the number of free transfers to [12] transfers per Contract Year.

[For each additional transfer in excess of the free transfers, we will charge the lesser of [$25] or [2%] of each transaction amount at the time each transfer is processed. Transfers under any Dollar Cost Averaging program that is available, will not count towards the number of free transfers in a Contract Year [or Annuity Payout Year, if applicable] for the purposes of this charge. The Charge is deducted from the Variable Investment Options from which each transfer is made on a pro-rata basis. This charge may change, subject to a maximum of $[35] for each transaction.]

Contract Fee (see Section 8.05 of the Contract):	Annual Rate of [0.30%] (equivalent to a daily rate of [0.000823%]) [plus any applicable VIO Facilitation Charge up to an annual rate equal to [0.45%] (equivalent to a daily rate of [0.001236%]).]

The Contract Fee includes the following charges:

Operations Fee:	Annual rate of [0.20%]

Administration Fee:	Annual rate of [0.10%]

Distribution Fee:	Annual rate of [0.00%]

[Variable Investment Option Facilitation Charge:	Annual rate up to [0.45]%

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The Variable Investment Option (“VIO”) Facilitation Charge applies to certain VIOs as indicated in the VIOs listed in Part B of these Data Pages. Unless otherwise specified, for VIOs indicated with a single* the annual rate is [0.25%] (equivalent to a daily rate of [.000686%]).

a double** the annual rate is [0.35%] (equivalent to a daily rate of [.000961%]).

a triple*** the annual rate is [0.45%] (equivalent to a daily rate of [.001236%]).

We may indicate a VIO Facilitation Charge up to the maximum specified above for Variable Investment Options made available under this Contract subsequent to its Issue Date]

Third Party Transfer Charge (see Section 8.07 of the Contract): We reserve the right to deduct a charge from the amounts withdrawn, which is no greater than $125 per occurrence for a direct rollover, direct transfer, or 1035 exchange from this Contract and transferred to a third party, or to another company, or in connection with an exchange of this Contract for a Contract issued by another company. The current charge is [$65].

This charge will be deducted from the Annuity Account Value in the Variable Investment Options on a pro rata basis. If there is insufficient value or no value in the Variable Investment Options, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the Dollar Cost Averaging program.

Duplicate Report/Statement Charge (see Section 9.04 of the Contract): We reserve the right to deduct a charge which is no greater than $35.00 per copy of the reports and statements described in Section 9.04. The current charge is [$0.00].

This charge will be deducted from the Annuity Account Value in the Variable Investment Options on a pro rata basis. If there is insufficient value or no value in the Variable Investment Options, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the Dollar Cost Averaging program.

[The following text will appear in the Data Pages if the Alternate Payment Method applies:]

[Check Preparation Charge (see Section 9.07 of the Contract): Alternate Payment Method We will pay all amounts due under this Contract by direct deposit to a bank account that accepts such deposits provided that you have given us authorization, and the information we need to initiate the deposit, in a form acceptable to us. If you have not provided such authorization and information, we will make the payment by check drawn on a bank located in the United States (subject to any check preparation charge specified herein) or by any other method to which you and we agree. All payments will be made in U.S. Dollars. Any Check Preparation Charge will not exceed $85. The current charge is [$0.00].]

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